Exhibit 99.2 - Press Release

Biostax Corp Announces Intention to file a Form 25 For Voluntary OTC-Pink Delisting And SEC Deregistration

For Immediate Release*

Orlando Florida – October 6, 2024 ** - Biostax Corp (OTC Pink: BIOX) ("Biostax" or "the Company") today announced its intention to voluntarily delist its common stock from the OTC Pink marketplace. This decision comes as part of a broader restructuring effort and follows a shareholder vote in which 76.4% of shareholders supported the delisting.

Key Points:

•Biostax Corp intends to file a Form 25 with the Securities and Exchange Commission (SEC) on or about September 20, 2024.

•The delisting is expected to become effective 10 days after the Form 25 filing.

•The Company plans to file a Form 15 concurrently with Form 25 to deregister its common stock under the Securities Exchange Act of 1934.

The decision to delist was approved by a Joint written Consent of the Majority of the Shareholders of Biostax Corp in lieu of a formal shareholder meeting, with 76.4% of shareholders voting in favor of the action. This move is part of the Company's ongoing efforts to streamline operations and reduce costs associated with maintaining a public listing.

Noreen Griffin stated the board believes the current public market valuation does not reflect the underlying potential of our business or our achievements to date and that this is unlikely to change in the short-to-medium term. We believe that we can potentially access a larger quantum of future funding required to accelerate our strategy and therefore we believe that a delisting of our company stock in the best interest for shareholders and for the future of our business as a whole,”

This decision will allow the company to focus on our lead drug candidate JKB-122 where the FDA has granted authorization to proceed in both Autoimmune Hepatitis in newly diagnosed patients and Phase 2 trials for NASH and NAFLD.  The company will be filing for new IND for JKB-122 as an Adjunct Therapy in HIV Treatment in Non-Responder or patients failing therapy to show both Immune Activation and reduction in Chronic Inflammation

Shareholders and investors should note that following the effectiveness of the Form 25 filing, the Company's common stock will no longer be traded on the OTC Pink marketplace. Biostax Corp will provide updates on any further developments related to this process as they occur.

About Biostax Corp

Biostax's mission is to provide affordable, sustainable healthcare solutions that focus on immune restoration and reduction of inflammation - key factors in the pathogenesis of numerous diseases. demonstrated anti-fibrotic, immuno-modulating, and anti-inflammatory activities in preclinical models and improved liver injuries by hepatoprotection property.

The  diversity of product pipelines that will provide revenue while reducing risk, our goal is to develop new therapies that provide disease remission by restoring immune balance for patients with autoimmune, inflammatory, and infectious diseases without suppressing their immune system. Restoring homeostasis or balance to the immune system is the first step to a cure by improving patients’ lives in chronic illness caused by immune dysfunction and inflammation. www.biostaxcorp.com

Forward Looking Statement

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions, and expectations of Immune’s future economic performance, considering the information currently available to it. These statements are not statements of historical fact. Although Immune believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Immune does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Immune will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks, and uncertainties, some of which are not currently known to us, that may cause Immune’s actual results, performance, or financial condition to be materially different from the expectations of future results, performance, or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory review and approval of our prospective products, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Disclaimer

The information provided in this press release is intended for general knowledge only and is not a substitute for professional medical advice or treatment for specific medical conditions. Always seek the advice of your physician or other qualified health care provider with any questions you may have regarding a medical condition. This information is not intended to diagnose, treat, cure, or prevent any disease.

Biostax Contact:

Noreen M. Griffin

Chief Executive Officer

ir@biostax.net